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                                                                      Exhibit 23

              Consent of Independent Certified Public Accountants

We have issued our reports dated September 7, 2000, accompanying the consolidated financial statements included in the Annual Report of Crusader Holding Corporation on Form 10-K for the year ended June 30, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Crusader Holding Corporation on Form S-8 (File No. 333-64821, effective September 30, 1998).

Philadelphia, Pennsylvania                         /s/ Grant Thornton LLP
September 7, 2000                                  -----------------------------
                                                   Grant Thornton LLP